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                                                                  EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in Javelin Systems, Inc.'s Registration Statement on Form SB-2 of our report dated January 21, 1998 relating to the financial statements of Posnet Computers, Inc. as of and for the twelve month period ended October 31, 1997, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                       /s/ CORBIN & WERTZ

                                        CORBIN & WERTZ

Irvine, California
October 1, 1998